Earnings Release | January 28, 2015

Disclosures Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward- looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non- GAAP measures appears in our earnings release dated January 28, 2015 and in the appendix to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the SEC on January 28, 2015. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc.

About GWB 3 Company Snapshot Stock Performance Demonstrated Earnings Growth Market Presence • Top 20 Midwest bank holding company (1) • Business bank with unique agribusiness expertise • 8th largest farm lender bank in the U.S. as of September 30, 2014 (2) • 163 banking branches across 7 states • Owned by National Australia Bank since 2008 • Current ownership of 68.2% after October 2014 IPO • IPO Price: $18.00 • Price Range: $17.40-23.73 • Avg. Close: $21.20 • Price Increase IPO – Quarter End: 26.6% (1)Source: SNL Financial. Based on bank holding companies with headquarters in the Midwest ranked by total assets as of September 30, 2014. Excludes specialty lenders, insurance companies, trust banks and brokerage and investment banking firms. (2) Source: American Bankers Association. (3) Efficiency ratio is a non-GAAP measure. See appendix for reconciliation. (3)

Executing on Strategy Focused Business Banking Franchise with Agribusiness Expertise • Good growth in CRE and Agribusiness lending during the quarter • Growth being led in Arizona and Colorado but increased lending volumes represent growth in all states across the footprint • New Greeley, Colorado branch opened in December 2014 Strong Profitability and Growth Driven by a Highly Efficient Operating Model • Returns continue to be strong with ROAA of 1.10% and ROTCE(1) of 15.8% for the quarter • Efficiency remains core to profitability with an adjusted efficiency(1) ratio of 48.5% • Consolidation of five branches in Omaha, NE and Sioux Falls, SD demonstrates focus on efficiency while a new business banking hub in Omaha, NE expected to drive revenue growth Risk Management Driving Superior Credit Quality • Asset quality metrics continue to trend positively • Nonperforming loans are 0.98% of total loans • OREO balances declined to $43.4 million, of which $10.6 million is covered by FDIC loss-sharing arrangements Strong Capital Generation and Attractive Dividend • Tier 1 Capital Ratio of 11.8% and Total Capital Ratio of 12.9% remain strong • Quarterly dividend of $0.12 per share announced January 28, 2014 (1) This is a non-GAAP measure. See appendix for reconciliation.

(1)Chart excludes changes related to loans and derivatives at fair value which netted $(7.5) million for the quarter. Dollars in thousands. (2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations. Revenue 5 Revenue Highlights Net Interest Income ($MM) and NIM NIM Analysis Noninterest Income (1) • Net interest income (FTE) increased by $3.2 million compared to 1QFY14 on balance sheet growth, improved cost of deposits and loan mix • NIM (FTE) down but exacerbated by one-offs in current and prior quarter, including 9 bps from IPO proceeds on deposit • Loan pricing competition continues, partially offset by deposit pricing improvement • Core noninterest revenue streams remained consistent (2)

Expenses, Provision & Earnings 6 Highlights Provision for Loan Losses ($MM) Noninterest Expense ($MM) Net Income ($MM) • Provision for loan losses $4.2 million higher than comparable period in FY14, which was abnormally low • Total noninterest expenses decreased, led by lower amortization of intangible assets, partially offset by higher net OREO expenses and professional fees • Expenses remain well managed with quarterly efficiency ratio of 48.5% • ROAA above 1.00% for the quarter Stable Expense Base and Efficiency Despite Growth and Complexity OREO Charge Abnormally Low in Comparable Quarter (1) Efficiency ratio is a non-GAAP measure. See appendix for reconciliation. (1)

Balance Sheet Overview 7 Balance Sheet Highlights Total Loans (UPB) ($MM) Deposits ($MM) Capital • Loans grew 2.9% with growth focused in CRE and agribusiness • Some agribusiness growth expected to be seasonal • Deposits up 2.7% led by growth in business and consumer accounts • Continued improvement in cost of deposits • Capital levels remain strong and stable +2.9% FYTD +2.7% FYTD (1) Tangible common equity is a non-GAAP measure. See appendix for reconciliation. (1)

Asset Quality 8 Highlights Net Charge-offs Reserves / NALs Improving Credit Quality • Net charge-offs were negative for the quarter (i.e. net recovery) • Coverage improved relative to total loans and nonaccrual loans • Nonaccrual loans continue to decline • OREO down to $43.4 million ($10.6 million covered by FDIC loss-sharing)

Proven Business Strategy 9 Focused Business Banking Franchise with Agribusiness Expertise Risk Management Driving Strong Credit Quality Attract and Retain High-Quality Relationship Bankers Prioritize Organic Growth While Optimizing Footprint Deepen Customer Relationships Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend

Appendix

Non-GAAP Measures 11

Non-GAAP Measures 12

Non-GAAP Measures 13